EXHIBIT 10.11

SNYDER'S-LANCE, INC.
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

1.    PURPOSE. The Snyder’s-Lance, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is designed to provide a method of deferring payment to directors of Snyder’s-Lance, Inc., a North Carolina corporation (the “Corporation”), of their annual award of shares of restricted stock under the Snyder’s-Lance, Inc. 2014 Director Stock Plan, or any successor plan thereto (the “Director Stock Plan”), until termination of their services on the Board of Directors of the Corporation (the “Board”). It is the intent of the Corporation that amounts deferred under the Plan by a director shall not be taxable to the director for income tax purposes until the time they are actually received by the director and that the Plan shall comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (including any valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder) (the “Code”). The provisions of the Plan shall be construed and interpreted to effectuate such intent.

2.    PLAN PERIOD. Each “Plan Period” shall commence upon the election of directors at an annual meeting of stockholders of the Corporation that occurs on or after January 1, 2015 and terminate upon the election of directors at the next occurring annual meeting of stockholders of the Corporation.

3.    ADMINISTRATION. The Board shall be responsible for administering the Plan, and in such capacity shall be referred to herein the “Plan Administrator.” The Board shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Board shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Board shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Board may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Board may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Board upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

4.	PARTICIPATION.

(a)     Eligibility. An individual who is a “Non-Employee Director” as defined under the Director Stock Plan shall be eligible to make a deferral election under the Plan.

(b)     Elections to Defer. A Non-Employee Director may become a Participant in the Plan by irrevocably electing to defer all of the portion of the “Annual Award” as defined under the Director Stock Plan for the Plan Period commencing during the calendar year. In order to be effective, a Non-Employee Director’s election to defer must be in writing on a form provided by the Plan Administrator that is executed and returned to the Plan Administrator on or before the date specified by the Plan Administrator for such purpose. Such election must be made prior to the beginning of the calendar year in which the Plan Period to which the election relates commences, provided that a newly elected or appointed Non-Employee Director who first becomes eligible to participate in the Plan after the start of the calendar year in which the Plan Period commences may make a deferral election within thirty (30) days after first becoming eligible to participate in the Plan. Unless a Non-Employee Director makes an affirmative election to the contrary, an election to defer made by the Non-Employee Director for a Plan Period shall automatically apply with respect to any subsequent Plan Period. If a person ceases to be a Non-Employee Director as defined under the Director Stock Plan but continues to serve as a director, the person shall no longer be eligible to make deferral elections under the Plan but will continue to be a Participant in the Plan with respect to amounts previously deferred under the Plan while serving as a Non-Employee Director.

5.    ESTABLISHMENT OF ACCOUNTS.

(a)     Stock Account. The Corporation shall establish and maintain on its books for each Participant a “Stock Account.” The Stock Account shall be credited with a number of “Stock Units” equal to the number of shares that would have otherwise been paid to the Participant under the Director Stock Plan but which the Participant elected to defer under the Plan. The Stock Units shall be credited to the Participant’s Stock Account on the applicable grant date for the Annual Award. Such Stock Units shall be subject to any applicable terms and conditions with respect to the Annual Award under the Director Stock Plan, including vesting conditions.

(b)     Account Adjustments. Each Stock Account shall be credited additional full or fractional Stock Units for cash dividends paid on the Corporation’s “Common Stock” (as defined under the Director Stock Plan) based on the number of Stock Units in the Stock Account on the applicable dividend record date and calculated based on the “Fair Market Value” of the Common Stock on the applicable dividend payment date (as such term is defined in the Director Stock Plan). In addition, each Stock Account shall be appropriately adjusted in the event of a stock dividend, split-up, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation to the same extent such adjustment is made under the Director Stock Plan.

6.    PAYMENT.

(a)     Payment Options. At the time a Participant first makes an election to defer an Annual Award under the Plan, the Participant shall be given the opportunity to elect one of the following payment options: (i) a single payment or (ii) five annual installments. The election shall be made in writing on a form provided by the Plan Administrator and must be returned to the Plan Administrator before the date specified by the Plan Administrator. Such election shall be effective with respect to all payments of Annual Awards deferred under the Plan by a Participant. If a Participant fails to duly elect a payment option, the method of payment shall be a single payment. After the initial deferral election, a Participant may not elect a new payment option.

(b)     Single Payment. If a Participant to whom the single payment method applies terminates service as a member of the Board, such Participant’s Stock Account shall continue to be credited with adjustments under Sections 5(b) above through December 31 of the calendar year in which such termination occurs. The number of shares of Common Stock equal to the number of vested Stock Units in the Stock Account as of such December 31 (rounded up to the next whole share in case of any fractional Stock Units) shall be issued to the Participant (or to the Participant’s designated beneficiary, if appropriate) between January 1 and January 31 of the following year.

(c)     Annual Installments. If a participant to whom the annual installments method applies terminates service as a member of the Board, the amount of such annual installments shall be calculated and paid as provided in this Section 6(c). The Participant’s Stock Account shall continue to be credited with adjustments under Sections 5(b) until the Stock Account is fully paid out. The first installment shall be paid between January 1 and January 31 of the calendar year immediately following the calendar year in which such termination occurred, and each subsequent installment shall be paid between January 1 and January 31 of each subsequent calendar year. Each payment from the Stock Account shall be a number of shares of Common Stock equal to (i) the number of vested Stock Units in the Stock Account as of December 31 of the calendar year immediately preceding the calendar year of payment, multiplied by (ii) a fraction, the numerator of which is one and denominator is the number of installments remaining, including the current year’s payment, provided, however, that if the number of Stock Units payable for a given year before the final payment is a fractional number, the number payable will be rounded down to the nearest whole number with any fractional portion carried forward, and if the number of Stock Units for the final payment is a fractional number, the number payable shall be rounded up to the next whole share. In the event of the Participant’s death before all installments have been paid, any remaining annual installments shall be paid to the Participant’s designated beneficiary.

(d)     Source of Shares; Compliance with Law. Shares of Common Stock to be delivered in payment of all or part of a Stock Account shall come from the Director Stock Plan. Notwithstanding any other provisions of this Plan, the issuance by the Corporation of any shares of Common Stock in payment of all or part of a Stock Account shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. Shares of Common Stock so issued may not be sold, transferred or otherwise disposed of except in compliance with such rules, and the Corporation may require that any certificate evidencing shares so issued bear a restrictive legend and be subject to stop-transfer orders or other actions intended to effect compliance with the Securities Act of 1933, as amended, or any other applicable regulatory measures. If, in the Plan Administrator’s sole and exclusive discretion, issuance of shares of Common Stock in payment of all or part of a Stock Account is not practicable, whether due to compliance with such laws, rules or regulations or otherwise, then the Plan Administrator (subject to any required approval for purposes of Section 16 under the Securities Exchange Act of 1934, as amended) can cause the Corporation to pay cash to the Participant or beneficiary to whom the shares would otherwise be issued in an amount equal to the number of Stock Units to be distributed times the Fair Market Value of the Common Stock on December 31 of the calendar year immediately preceding the calendar year of payment.

(e)     Other Payment Provisions. Subject to the provisions of Section 7 below, a Participant shall not be paid any portion of the Participant’s Stock Account before the Participant’s termination of service as a member of the Board. Any payment hereunder shall be subject to applicable withholding taxes. If any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person’s legal representative (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto. Participants shall designate a beneficiary under the Plan on a form furnished by the Plan Administrator, and if a Participant does not have a beneficiary designation in effect, the designated beneficiary shall be the Participant’s estate.

7.    TERMINATION AND AMENDMENT. The Board may terminate the Plan at any time so that no further amounts shall be credited to Stock Accounts or may, from time to time, amend the Plan, without the consent of Participants or beneficiaries; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Participant’s Stock Account on the date of such amendment or termination or further defer the due dates for the payment of such amounts without the consent of the affected Participant or beneficiary. To the extent permitted by Code Section 409A, in connection with any termination of the Plan the Board shall have the authority to cause the Stock Accounts of all Participants (and beneficiary of any deceased Participants) to be paid in a single sum payment as of a date determined by the Board or to otherwise accelerate the payment of all Stock Accounts in such manner as the Board shall determine in its discretion. In that case, the Board may determine to pay Stock Accounts either in shares of Common Stock or in cash based on the Fair Market Value of the Common Stock as of the Plan termination date (or any later determination date or dates established by the Board for such purpose).

8.    APPLICABLE LAW. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of North Carolina.

9.    COMPLIANCE WITH CODE SECTION 409A. The Plan is intended to comply with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.
10. MISCELLANEOUS. A Participant’s rights and interests under the Plan may not be assigned or transferred by the Participant. In that regard, no part of any amounts credited or payable hereunder shall, prior to actual payment, (i) be subject to seizure, attachment, garnishment or sequestration for the payment of debts, judgments, alimony or separate maintenance owed by the Participant or any other person, (ii) be transferable by operation of law in the event of the Participant’s or any person’s bankruptcy or insolvency or (iii) be transferable to a spouse as a result of a property settlement or otherwise. The Plan shall be an unsecured, unfunded arrangement. To the extent the Participant acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation. The Corporation shall not be required to segregate any amounts credited to any Stock Account, which shall be established merely as an accounting convenience. No shares will be issued in respect of any Stock Account until distribution of such account and no Participant shall have any rights as a stockholder of the Corporation with respect to any Stock Units credited to the Participant’s Stock Account unless and until those Stock Units are paid to the Participant by the issuance of shares of Common Stock as provided herein. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and any Participant. The Plan shall be binding on the Corporation and any successor in interest of the Corporation.

ADOPTED by the Board on December 10, 2014